Exhibit 10.4

AGREEMENT BY AND BETWEEN

HSBC BANK USA, N.A.

McLEAN, VIRGINIA

AND

THE OFFICE OF THE COMPTROLLER OF THE CURRENCY

HSBC Bank USA, N.A., McLean, Virginia (“Bank”) is a national bank subject to the limitations on controlling or holding an interest in financial subsidiaries set forth in 12 U.S.C. § 24a and 12 C.F.R. § 5.39.

The Comptroller of the Currency of the United States (“Comptroller”), through his National Bank Examiners, has examined the Bank and determined that the Bank is not in compliance with the requirements set forth in 12 U.S.C. § 24a(a)(2)(C) and 12 C.F.R. § 5.39(g)(1). Accordingly, the Bank is required to execute an agreement with the Comptroller.

In consideration of the above, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I

JURISDICTION

(1) This Agreement is entered into pursuant to 12 U.S.C. § 24a(e)(2) and (3) and 12 C.F.R. §§ 5.39(j)(1)(ii) and (iii).

(2) This Agreement shall not be deemed to be a “formal written agreement” for the purposes of 12 C.F.R. Part 5 and Part 24.

ARTICLE II

ACTION PLAN

(1) The Board shall direct management to undertake and complete all steps necessary to correct the circumstances and conditions, as noted in the Bank’s most recent Report of Examination, resulting in the Bank’s noncompliance with the conditions and requirements set forth in 12 U.S.C. § 24a and 12 C.F.R. § 5.39 for a national bank that maintains a financial subsidiary.

(2) Within ninety (90) days of the effective date of this Agreement, the Board shall develop and adopt a written plan that:

(a)	explains the specific actions that Bank management will take to correct the circumstances and conditions, as noted in the Bank’s most recent examination, resulting in the Bank’s noncompliance with the conditions and requirements for a national bank that maintains a financial subsidiary;

(b)	specifies how the Board will ensure Bank management’s implementation of the plan; and

(c)	sets forth a timetable for the implementation of each action specified in the plan.

(3) Upon adoption of the plan, the Board shall submit the plan to the Deputy Comptroller and Examiner-in-Charge for a prior written determination of no supervisory objection. Upon receiving a written determination of no supervisory objection from the Deputy Comptroller, the Bank shall immediately implement and adhere to the plan.

(4) The plan shall be implemented pursuant to the time frames set forth within the plan unless events dictate modifications to the plan. Where the Board considers modifications appropriate, those modifications shall be submitted to the Deputy Comptroller and Examiner-in-Charge for prior written determination of no supervisory objection. Upon receiving a written determination of no supervisory objection from the Deputy Comptroller, the Bank shall implement and adhere to the revised plan.

ARTICLE III

LIMITATIONS ON ADDITIONAL ACTIVITIES

INVOLVING FINANCIAL SUBSIDIARIES

(1) The Board shall ensure that the Bank complies with all the requirements and safeguards set forth in 12 U.S.C. § 24a and 12 C.F.R. § 5.39 for a national bank that has established or maintains a financial subsidiary.

(2) The Bank shall not, directly or indirectly, acquire control of, nor hold an interest in, any new financial subsidiary, nor commence a new activity in its existing financial subsidiary, unless:

(a)	the Comptroller has made a written determination that the Bank has corrected the circumstances and conditions detailed in the Bank’s most recent Report of Examination that led to the Bank’s noncompliance with the conditions and requirements for a national bank to control, or hold an interest in, a financial subsidiary;

(b)	the Deputy Comptroller has made a written determination of no supervisory objection to the proposed activity in the Bank’s existing financial subsidiary or acquisition of control of, or interest in, a new financial subsidiary; and

(c)	the Bank has obtained the Comptroller’s written approval for the proposed activity or acquisition of control through the procedures set forth in 12 C.F.R. § 5.39(i).

ARTICLE IV

REQUIRED DIVESTITURE OF FINANCIAL SUBSIDIARY

(1) If, after one hundred eighty (180) days following the Bank’s receipt of the Comptroller’s notice following the Bank’s most recent examination, the Comptroller determines, in his sole discretion, that the circumstances and conditions, as detailed in the Bank’s most recent Report of Examination, that led to the Bank’s noncompliance with the conditions and requirements for a national bank to control, or hold an interest in, a financial subsidiary have not been corrected, and the Bank has not made significant progress towards the correction of those circumstances and conditions, the Bank agrees, if it is directed to do so by the Comptroller, to:

(a)	divest control of its financial subsidiary pursuant to 12 U.S.C. § 24a(e)(4) and 12 C.F.R. § 5.39(j)(1)(iv); and

(b)	comply with any additional limitations or conditions on the conduct of the Bank, its affiliates, and its financial subsidiary pursuant to 12 U.S.C. § 24a(e)(3) and 12 C.F.R. § 5.39(j)(1)(iii)

ARTICLE V

CONCLUDING PROVISIONS

(1) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(2) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Comptroller or his duly authorized representative for good cause upon written application by the Board.

(3) The provisions of this Agreement shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(4) The phrase “effective date” shall mean the date that this Agreement is executed by the Comptroller or by his duly authorized representative.

(5) This Agreement does not form, and may not be construed to form, a contract binding on the Comptroller or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract. The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has the statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or arrangements, or negotiations between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set her hand on behalf of the Comptroller.

/s/ Sally G. Belshaw	12/11/12
Sally G. Belshaw	Date
Deputy Comptroller
Large Bank Supervision

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the bank, have hereunto set their hands on behalf of the Bank.

/s/ Jeffrey A. Bader
Jeffrey A. Bader	Date

/s/ William R. P. Dalton
William R. P. Dalton	Date

/s/ Anthea Disney
Anthea Disney	Date

/s/ Irene M. Dorner
Irene M. Dorner	Date

/s/ Robert K. Herdman
Robert K. Herdman	Date

/s/ Louis Hernandez, Jr.
Louis Hernandez, Jr.	Date

/s/ Richard A. Jalkut	12/4/11
Richard A. Jalkut	Date

/s/ Nancy G. Mistretta
Nancy G. Mistretta	Date